                       AMENDMENT NO.2 DATED APRIL 28, 2008
              TO THE PARTICIPATION AGREEMENT DATED JANUARY 1, 2002,
                              AS PREVIOUSLY AMENDED

     Amendment to the Participation Agreement (the "Agreement") by and among MetLife Insurance Company of Connecticut, previously known as The Travelers Life Insurance Company, on behalf of itself and certain of its segregated asset accounts listed in Schedule A hereto, Pioneer Variable Contracts Trust, Pioneer Investment Management, Inc. and Pioneer Funds Distributor, Inc.

     WHEREAS, on May 1, 2006, The Travelers Insurance Company was renamed MetLife Insurance Company of Connecticut ("MICC") and The Travelers Life and Annuity Company was renamed MetLife Life and Annuity Company of Connecticut ("MLACC");

     WHEREAS, on December 7, 2007, MLACC was merged with and into MICC;

     WHEREAS, the parties desire to amend the Agreement by updating the notice provision and updating the names of the MICC separate accounts listed in Schedule A.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

     1. Section 12 of the Agreement entitled "Notices" shall be amended as follows:

          "If to the Company:

               Metropolitan Life Insurance Company
               501 Boylston Street
               Boston, MA 02116
               Attention: Alan C. Leland, Jr., Vice President

          Copy to:

               Metropolitan Life Insurance Company
               501 Boylston Street
               Boston, MA 02116
               Attention: Law Department"

     2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

Except as set forth above, expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 2 to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        METLIFE INSURANCE COMPANY OF
                                        CONNECTICUT (on behalf of the Accounts
                                        and itself)


                                        By:
                                            -----------------------------------
                                        Its:


                                        PIONEER VARIABLE CONTRACTS TRUST,
                                        on behalf of the Portfolios


                                        By:
                                            -----------------------------------_
                                        Its:


                                        PIONEER INVESTMENT MANAGEMENT, INC.


                                        By:
                                            -----------------------------------_
                                        Its:


                                        PIONEER FUNDS DISTRIBUTOR, INC.


                                        By:
                                            -----------------------------------_
                                        Its:

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

NAME OF SEPARATE ACCOUNT AND
DATE ESTABLISHED BY BOARD OF     CONTRACTS FUNDED BY SEPARATE     PORTFOLIOS AND SHARE CLASS
DIRECTORS                        ACCOUNT                          APPLICABLE TO CONTRACTS
------------------------------   ------------------------------   ------------------------------
MetLife of CT Fund III for       Corporate Owned Variable         Pioneer Emerging Markets VCT
   Variable Life Insurance       Universal Life Insurance         Portfolio (Class II)
                                 Policies (COLI, COLI - Series
MetLife of CT Separate Account   2, COLI III, COLI IV, COLI       Pioneer Mid Cap Value VCT
   CPPVUL 1                      2000, Corporate Select)          Portfolio (Class II)

MetLife of CT Separate Account                                    Pioneer Equity Income VCT
   Nine for Variable Annuities   Corporate Owned Private          Portfolio (Class II)
                                 Placement Variable Life
MetLife of CT Separate Account   Insurance Policies (COLI PPVL)   Pioneer Fund VCT Portfolio
   Ten for Variable Annuities                                     (Class II)
                                 Pioneer Annuistar Flex
MetLife of CT Separate Account                                    Pioneer High Yield VCT
   Eleven for Variable           Pioneer Annuistar Plus           Portfolio (Class II)
   Annuities
                                 Pioneer Annuistar Value          Pioneer International Value
MetLife of CT Separate Account                                    VCT Portfolio (Class II)
   Twelve for Variable           Pioneer Annuistar
   Annuities                                                      Pioneer Real Estate Shares VCT
                                 PrimElite II(SM)                 Portfolio (Class II)
MetLife of CT Separate Account
   Thirteen for Variable         PrimElite(SM)                    Pioneer Small Cap Value VCT
   Annuities                                                      Portfolio (Class II)
                                 MetLife Variable Life
MetLife of CT Separate Account                                    Pioneer Bond Fund VCT
   Fourteen for Variable         MetLife Variable Life            Portfolio (Class II)
   Annuities                     Accumulator
                                                                  Pioneer Cullen Value VCT
MetLife of CT Separate Account   MetLife Variable Life            Portfolio (Class II)
   PF for Variable Annuities     Accumulator (Series II)
                                                                  Pioneer Global High Yield VCT
                                 MetLife Variable Life            Portfolio (Class II)
                                 Accumulator (Series III)

                                 MetLife Variable Survivorship
                                 Life II

MetLife of CT Separate Account                                    Pioneer Ibbotson Aggressive
   PF II for Variable                                             Allocation VCT Portfolio
   Annuities                                                      (Class II)

MetLife of CT Separate Account                                    Pioneer Ibbotson Growth
   UL for Variable Life                                           Allocation VCT Portfolio
   Insurance                                                      (Class II)

MetLife of CT Separate Account                                    Pioneer Ibbotson Moderate
   UL II for Variable Life                                        Allocation VCT Portfolio
   Insurance                                                      (Class II)

                                                                  Pioneer Independence VCT
                                                                  Portfolio (Class II)

                                                                  Pioneer Oak Ridge Large Cap
                                                                  Growth VCT Portfolio (Class
                                                                  II)

                                                                  Pioneer Strategic Income VCT
                                                                  Portfolio (Class II)

AMENDMENT NO.2 DATED APRIL 28, 2009
TO THE PARTICIPATION AGREEMENT DATED JANUARY 1, 2002,
AS PREVIOUSLY AMENDED

     Amendment to the Participation Agreement (the "Agreement") by and among MetLife Insurance Company of Connecticut, previously known as The Travelers Life Insurance Company, on behalf of itself and certain of its segregated asset accounts listed in Schedule A hereto, Pioneer Variable Contracts Trust, Pioneer Investment Management, Inc. and Pioneer Funds Distributor, Inc.

     WHEREAS, on May 1, 2006, The Travelers Insurance Company was renamed MetLife Insurance Company of Connecticut ("MICC") and The Travelers Life and Annuity Company was renamed MetLife Life and Annuity Company of Connecticut ("MLACC");

     WHEREAS, on December 7, 2007, MLACC was merged with and into MICC;

     WHEREAS, the parties desire to amend the Agreement by updating the notice provision and updating the names of the MICC separate accounts listed in Schedule A.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

     1. Section 12 of the Agreement entitled "Notices" shall be amended as follows:

          "If to the Company:

               MetLife - Specialized Benefit Resources
                  485B Route One South, 4th Floor
                  Iselin, NJ 08830
                  Attention: William Rhatigan

          Copy to:

               Metropolitan life Insurance Company
               501 Boylston Street
               Boston, MA 02116
               Attention: Law Department"

     2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

Except as set forth above, expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 2 to be executed in their names and on their behalf by and through their duly authorized officers signing below.

METLIFE INSURANCE COMPANY OF
CONNECTICUT (on behalf of the Accounts
and itself)


By:
    ---------------------------------
Name:
Its:
Date:
      -------------------------------


PIONEER VARIABLE CONTRACTS TRUST,
on behalf of the Portfolios


By:
    ---------------------------------
Name:
Its:
Date:
      -------------------------------


PIONEER INVESTMENT MANAGEMENT,
INC.


By:
    ---------------------------------
Name:
Its:
Date:
      -------------------------------


PIONEER FUNDS DISTRIBUTOR, INC.

By:
    ---------------------------------
Name:
Its:
Date:
      -------------------------------

SCHEDULE A

ACCOUNTS, CONTRACTS AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT
AS OF APRIL 28, 2008

NAME OF SEPARATE ACCOUNT AND
DATE ESTABLISHED BY BOARD OF     CONTRACTS FUNDED BY SEPARATE     PORTFOLIOS AND SHARE CLASS
DIRECTORS                        ACCOUNT                          APPLICABLE TO CONTRACTS
------------------------------   ------------------------------   ------------------------------
MetLife of CT Fund III for       Corporate Owned Variable         Pioneer Emerging Markets VCT
   Variable Life Insurance       Universal Life Insurance         Portfolio (Class II)
                                 Policies ( COLI, COLI-Series
MetLife of CT Separate Account   2, COLI III, COLI IV, COLI       Pioneer Mid Cap Value VCT
   CPPVUL 1                      2000, Corporate Select)          Portfolio (Class II)

MetLife of CT Separate Account   Corporate Owned Private          Pioneer Equity Income VCT
   Nine for Variable Annuities   Placement Variable Life          Portfolio (Class II)
                                 Insurance Policies (COLI PPVL)
MetLife of CT Separate Account                                    Pioneer Fund VCT Portfolio
   Ten for Variable Annuities    Pioneer Annuistar Flex           (Class II)

MetLife of CT Separate Account   Pioneer Annuistar Plus           Pioneer High Yield VCT
   Eleven for Variable                                            Portfolio (Class II)
   Annuities                     Pioneer Annuistar Value
                                                                  Pioneer International Value
MetLife of CT Separate Account   Pioneer Annuistar                VCT Portfolio (Class II)
   Twelve for Variable
   Annuities                     PrimElite II(SM)                 Pioneer Real Estate Shares VCT
                                                                  Portfolio (Class II)
MetLife of CT Separate Account   PrimElite(SM)
   Thirteen for Variable                                          Pioneer Small Cap Value VCT
   Annuities                     MetLife Variable Life            Portfolio (Class II)

MetLife of CT Separate Account   MetLife Variable Life            Pioneer Bond Fund VCT
   Fourteen for Variable         Accumulator                      Portfolio (Class II)
   Annuities
                                 Met Life Variable Life           Pioneer Cullen Value VCT
MetLife of CT Separate Account   Accumulator (Series II)          Portfolio (Class II)
   PF for Variable Annuities
                                 MetLife Variable Life            Pioneer Global High Yield VCT
                                 Accumulator (Series III)         Portfolio (Class II)

                                 MetLife Variable Survivorship    Pioneer Ibbotson Aggressive
                                 Life II                          Allocation VCT Portfolio
                                                                  (Class II)

MetLife of CT Separate Account                                    Pioneer Ibbotson Growth
   PF II for Variable                                             Allocation VCT Portfolio
   Annuities                                                      (Class II)

MetLife of CT Separate Account                                    Pioneer Ibbotson Moderate
   UL for Variable Life                                           Allocation VCT Portfolio
   Insurance                                                      (Class II)

MetLife of CT Separate Account                                    Pioneer Independence VCT
   UL II for Variable Life                                        Portfolio (Class II)
   Insurance
                                                                  Pioneer Oak Ridge Large Cap
                                                                  Growth VCT Portfolio (Class
                                                                  II)

                                                                  Pioneer Strategic Income VCT
                                                                  Portfolio (Class II)

                          AMENDMENT NUMBER ONE TO THE

                            PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement") dated January 1, 2002, as amended from time to time, by and among Pioneer Variable Contracts Trust, the Travelers Life and Annuity Company and The Travelers Insurance Company (the "Company"), Pioneer Investment Management, Inc. ("PIM") and Pioneer Funds Distributor, Inc. ("PFD"), is hereby amended, with effect from May 2, 2003, as set forth below. Each of the PIM and PFD is a Member of the UniCredito Italiiano Banking Group, Register of banking Groups. Unless otherwise indicated in this Amendment, capitalized terms shall have the same meanings set forth in the Agreement.

WITNESSETH:

     WHEREAS, PFD, the Company and Travelers Distribution LLC, an affiliate of the company, have entered into a Wholesaling Agreement dated as of May 1, 2003 (the "Wholesaling Agreement"), which provides for certain distribution arrangements with respect to certain newly-created Contracts;

     WHEREAS, the parties to the Agreement desire to amend the Agreement to provide for the newly-created Contracts and other arrangements relating to the Wholesaling Agreement and make other changes; and

     WHEREAS, the parties acknowledge that the Agreement may only be amended by written instrument signed by the parties.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows.

     1. Schedule A to the Agreement is replaced in its entirety with new Schedule A affixed hereto and incorporated herein by reference.

     2. Schedule B to the Agreement is replaced in its entirety with new Schedule B affixed hereto and incorporated herein by reference.

          Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect. This Amendment may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

THE TRAVELERS LIFE AND                  THE TRAVELERS INSURANCE COMPANY
ANNUITY COMPANY


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
Title:                                  Title:


PIONEER INVESTMENT MANAGEMENT, INC.     PIONEER FUNDS DISTRIBUTOR, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
Title:                                  Title:

PIONEER VARIABLE CONTRACTS TRUST, ON BEHALF OF ITS PORTFOLIOS BY ITS AUTHORIZED OFFICER AND NOT INDIVIDUALLY


By:
    ---------------------------------
Name:
Title:

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                                As of May 1, 2003

Name of Separate Accounts and
      Date Established by               Contracts Funded          Portfolios and Class of Shares
      Board of Directors               By Separate Account            Available to Contracts
------------------------------   ------------------------------   ------------------------------
Travelers Separate Account PF    Pioneer Annuistar                Pioneer America Income VCT
   II for Variable Annuities                                      Portfolio (Class II)
   established on                Pioneer Annuistar Plus
                                                                  Pioneer Balanced VCT Portfolio
TIC Separate Accounts Eleven     Portfolio Architect Access       (Class II)
   for Variable Annuities
                                 Portfolio Architect II           Pioneer Emerging Markets VCT
TLAC Separate Account Twelve                                      Portfolio (Class II)
   for Variable Annuities        Portfolio Architect Plus
                                                                  Pioneer Equity Income VCT
TIC Separate Account Thirteen    Vintage Access                   Portfolio (Class II)
   for Variable Annuities
                                 PrimElite II                     Pioneer Europe VCT Portfolio
TLAC Separate Account Fourteen                                    (Class II)
   For Variable Annuities        COLI I
                                                                  Pioneer Fund VCT Portfolio
TIC Variable Annuity Separate    COLI 2000                        (Class II)
   Account 2002
                                 COLI Mid Size                    Pioneer Growth Shares VCT
TLAC Variable Annuity Separate                                    Portfolio (Class II)
   Account 2002                  COLI III
                                                                  Pioneer High Yield VCT
Travelers Separate Account PF    COLI PP                          Portfolio (Class II)
   for Variable Annuities
                                 Individual PP                    Pioneer International Value
Travelers Fund UL for Variable                                    VCT Portfolio (Class II)
   Life Insurance                Travelers Variable Life
                                                                  Pioneer Real Estate Shares VCT
Travelers Fund UL II for         Travelers Accumulator            Portfolio (Class II)
   Variable Life Insurance
                                 Survivorship Life                Pioneer Small Cap value VCT
Travelers Fund UL III for                                         Portfolio (Class II)
   Variable Life Insurance
                                                                  Pioneer Small Company VCT
The Travelers Separate Account                                    Portfolio (Class II)
   PP
                                                                  Pioneer Strategic Income VCT
The Travelers Separate Account                                    Portfolio (Class II)
   PP2
                                                                  Pioneer Value VCT Portfolio
The Travelers Separate Account                                    (Class II)
   CPPVUL1
                                                                  Pioneer Mid Cap Value VCT
                                                                  Portfolio (Class II)

                                   SCHEDULE B
                                As of May 1, 2003

FEES TO THE COMPANY

1.   Administrative Services

     Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Trust or PFD. The Company will provide properly registered and licensed personnel and any systems needed for all Contract owners servicing and support - for both fund and annuity and life insurance information and questions, including:

     - Communicate all purchase, withdrawal, and exchange orders it receives form its customers to PFD;

     -    Respond to Contract owner and participant inquiries;

     - Delivery of both Trust and Contract prospectuses as required under applicable law;

     -    Entry of initial and subsequent orders;

     -    Transfer of cash to Portfolios;

     -    Explanation of Portfolio objectives and characteristics;

     -    Entry of transfers between Portfolios;

     -    Portfolio balance and allocation inquiries; and

     -    Mail Trust proxies.

2.   Administrative Service Fees

     For the administrative services set forth above, PIM or any of its affiliates shall pay a servicing fee based on the annual rate of 0.25% of the average aggregate net daily assets invested in the Class I Shares of the Portfolios and 0.25% of the average aggregate net daily assets invested in the Class II Shares of the Portfolios through the Accounts at the end of each calendar quarter; provided, however, that such annual rate shall be 0.05% with respect to assets attributable to those Contracts offered pursuant to the Wholesaling Agreement dated as of May , 2003 among PFD, the Company and Travelers Distribution LLC, and as further described therein. Such payments will be made to the Company within thirty (3) days after the end of each calendar quarter. Such fees shall be paid quarterly in arrears. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Company will calculate the asset balance on each day on which the fee is to be paid pursuant to this Agreement with respect to each Portfolio for the purpose of reconciling its calculation of average aggregate net daily assets with PIM's calculation. Annually (as of December 31) or upon reasonable request of PIM, Company will provide PIM a statement showing the number of subaccounts in each Class of Shares of each Portfolio as of the most recent calendar quarter end.

3.   12b-1 Distribution Related Fees (Class II Shares Only)

     In accordance with the Portfolio's plans pursuant to Rule 12b-1 under the Investment Company Act of 1940, PFD will make payments to the Company at an annual rate of 0.25% of the average daily net assets invested in the Class II shares of the Portfolios through the Accounts in each calendar quarter. PFD will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting date as may be reasonably requested by the Company. The Rule 12b-1 distribution related fees will be paid to the company for as long as the Accounts own any Shares of a Portfolio and (i) distribution related services are being provided pursuant to this Agreement and (ii) a Rule 12b-1 plan is in effect with respect to such Portfolio.

                            PARTICIPATION AGREEMENT

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST,

                   THE TRAVELERS LIFE AND ANNUITY COMPANY AND
                        THE TRAVELERS INSURANCE COMPANY,

                       PIONEER INVESTMENT MANAGEMENT, INC.

                                       AND

                         PIONEER FUNDS DISTRIBUTOR, INC.

     THIS AGREEMENT, made and entered into this January 1, 2002, by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the "Trust"), the Travelers Life and Annuity Company, a Connecticut life insurance company and The Travelers Insurance Company, a New York life insurance company (the "Company") on its own behalf and on behalf and on behalf of each of the segregated assets accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation ("PIM") and PIONEER FUNDS DISTRIBUTOR, INC. ("PFD"), a corporation organized under the laws of The Commonwealth of Massachusetts.

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (The "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, shares of beneficial interest of the Trust are divided into several series and classes of shares, each series being designated a "Portfolio" and representing an interest in a particular managed pool of securities and other assets;

     WHEREAS, the Trust is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including the Company, which have entered into participation agreements with the Trust (the "Participating Insurance Companies");

     WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC"), dated July 9, 1997 (File No. 812-10494) (the "Mixed and Shared Funding Exemptive Order") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Section 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans");

     WHEREAS, PIM is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment advisor;

     WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individual, the "Contract" or, collectively, the "Contracts") which, if required by applicable law, will be registered under the 1933 Act;

     WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Contracts and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts may invest, is specified in Schedule A attached hereto as may be modified from time to time);

     WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

     WHEREAS, the Portfolios offered by the Trust to the Company and the Accounts are set forth on Schedule A attached hereto;

     WHEREAS, PFD is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and is authorized to sell shares of the Portfolios to unit investment trusts such as the Accounts;

     WHEREAS, Travelers Distribution LLC ("Policy Underwriter"), the underwriter for the variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Contracts, and PFD intends to sell such Shares to the Accounts at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Trust, PIM, PFD and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES

     1.1 PFD agrees to sell to the Company those Shares which the Accounts order in accordance with the terms of this Agreement (based on orders placed by Contract owners or participants on that Business Day, as defined below) and which are available for purchase by such Accounts. Each such order will be executed on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be designee of the Trust for receipt of such orders from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or its designee receives written (or facsimile) notice of such orders by 10:00 a.m. on the next following Business Day by the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

     1.2 PFD agrees to make the Shares available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value in accordance with the rules of the SEC. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares to the Company and the Accounts if such action is required by law or by regulatory authorities having jurisdiction over PIM, PFD or the Trust or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, in the best interest of the Shareholders of such Portfolio.

     1.3 The Trust and PFD will sell Trust shares only to Participating Insurance Companies and Qualified Plans which have agreed to participate in the Trust to fund their Separate Accounts and/or Qualified Plans all in accordance with the requirement of Section 817(h) of the Internal Revenue Code, as amended (the "Code") and the Treasury regulations thereunder. The Company will not resell the Shares except to the Trust or its agents.

     1.4 The Trust agrees, upon the Company's request, to redeem for cash, any full or fractional Shares held by the Accounts (based on orders placed by Contract owners on that Business Day). Each such redemption request shall be executed on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or its designee receives written (or facsimile) notice of such request for redemption on the next following Business Day by the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day).

     1.5 The Company shall aggregate the purchase, redemption and exchange orders for each Portfolio and place with the Trust a netted transaction order for each Portfolio. With respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the portfolios in accordance with Section 1.6 hereof.

     1.6 In the event of net purchases, the Company shall pay for the Shares by 4:00 p.m. new York time on the next Business Day after an order to purchase the Shares is made in accordance with the provision of
          Section 1.1 hereof. Company shall transmit all such payments in federal funds by wire. If payment in federal funds for any purchase is not received or is received by the Trust after 4:00 p.m. on such Business Day, the Company shall promptly, upon the Trust's request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowings or overdrafts by, the Trust, or any similar expenses (including the cost of an any loss incurred by the Trust in unwinding any purchase of securities by the Trust) incurred by the Trust as a result of portfolio transactions effected by the Trust based upon such purchase request. In the event of net redemptions, the Trust ordinarily shall pay and transmit the proceeds of redemptions of Shares by 4:00 p.m. New York time on the next Business Day after a redemption order is received by the Company from the Contract owners in accordance with Section 1.4 hereof, although the Trust reserves the right to postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules promulgated thereunder. Payments for net redemptions shall be made in federal funds transmitted by wire.

     1.7 Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

     1.8 The Trust shall furnish notice (by wire or telephone, followed by written confirmation) no later than 7:00 p.m. New York time on the ex-dividend date to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable in cash or Shares on a Portfolio's Shares in additional Shares of the Portfolio. The Trust shall notify the Company by the end of the next following Business Day of the number of Shares so issued as payment of such dividends and distributions.

     1.9 The Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time. In the event of an error in the computation of a Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), PIM or the Trust shall notify the Company as soon as possible after the discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XII of this Agreement. A pricing error shall be corrected in accordance with the Trust's internal policies and procedures. If an adjustment is necessary to correct a material error that occurred through no fault of the Company and such adjustment has caused Contract owners to receive less than the number of Shares or redemption proceeds to which they are entitled, the number of Shares of the applicable Account will be adjusted and the amount of any underpayments will be paid by the Trust or PIM to the Company for crediting of such amounts to the Contract owners' accounts. upon notification by PIM of any overpayment due to a material error, the Company shall promptly remit to the Trust or PIM, as appropriate, any overpayment that has not been paid to Contract owner; however, PIM acknowledges that the Company does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for unites of interest credited to his/her account. The costs of correcting such adjustments shall be borne by the Trust or PIM unless the Company is at fault in which case such costs shall be borne by the Company.

ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

     2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the contracts will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it (i) is an insurance company duly organized and in good standing under applicable law; (ii) has legally and validly established each Account as a segregated asset account under applicable law; (iii) has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts, and (iv) will maintain such registration for so long as any Contracts are outstanding. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company. At the time the Company is required to deliver the Trust's prospectus or statement of additional information to a purchaser of Shares in accordance with the requirements of federal or state securities laws, the Company shall distribute to such Contract purchasers the then current Trust prospectus, as supplemented.

     2.2 The Company represents that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Trust or PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.3 The Company represents and warrants that Policy Underwriter, the underwriter for the individual variable annuity contracts and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and Policy Underwriter will sell and distribute such contracts and policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and state insurance law suitability requirements.

     2.4 The Trust represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance in compliance with the laws of Delaware and that the Trust is an shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust.

     2.5 The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware. The Trust further represents that it has adopted a plan pursuant to Rule 12b-1 under the 1940 Act and imposes an asset-based charge to finance its distribution expenses with respect to the Class II shares of certain of the Trust's Portfolios as permitted by applicable law and regulation.

     2.6 PFD represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. PFD represents that it will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.7 PIM represents and warrants that it is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     2.8 No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding.

     2.9 The Trust and PIM represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. the Company represents and warrants that all of its respective officers, employees, and other individuals or entities employed or controlled by the Company dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage in an deemed appropriate by the Company. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees that any amounts received under such bond relating to a claim arising under this Agreement will be held by the Company for the benefit of the Trust. The Company agrees to make all reasonable efforts to maintain such bond and agrees to notify the Trust and PIM in writing in the event such coverage terminates.

     2.10 The Company represents and warrants, for purposes other than diversification under Section 817 of the Code, that the Contracts are currently at the time of issuance and, assuming the Trust meets the requirements of Article VI, will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Trust shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchase in connection with such plans.

ARTICLE III. PROSPETUS AND PROXY STATEMETNS; VOTING

     3.1 At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu therefore, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between
          (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Contract and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charges; the Trust or its designee to bear the cost of printing the Trust's prospectus portion of such document for distribution to owners of existing Contracts funded by the Shares and, in quantities deemed reasonable at the sole discretion of the Trust or its designee, for owners of existing Contracts not funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready," diskette format or other mutually agreed upon format, the Trust shall be responsible for providing the prospectus in the format in which it or PIM is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses, subject to PIM's approval which shall not be unreasonably withheld. Notwithstanding the foregoing, the Trust shall also provide the Company, at the Trust's expense, no less frequently than annually, copies of the Portfolios prospectuses in PDF format for use on the Company's and/or affiliated producer's websites.

     3.2 The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Trust shall also provide such statement of additional information to the Company in a mutually agreed upon electronic format. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company)_ for distribution to a prospective purchaser who requests such statement or to an owner of a Contract not funded by the Shares.

     3.3 The Trust or its designee shall provide the Company free of charge, if and to the extent applicable to the Shares, copies of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners. The cost of distributing such documents shall be borne by the Trust or its designee.

     3.4 The Trust or PIM will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust and PIM will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Trust and PIM will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

     3.5 The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.

     3.6  If and to the extent required by law, the Company shall:

          (a)  solicit voting instructions from Contract owners;

          (b) vote the Shares in accordance with instructions received from Contract owners; and

          (c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Contract owners;

          so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Contract owners. The Company reserves the right to vote shares held in any segregated asst account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust and PIM will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

     3.7 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trust described in Section 16(c) of that Act) as well as with 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of
          Section 16(a) with
          respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. SALES MATERIAL AND INFORMATION

     4.1 The Company shall furnish, or shall cause to be furnished, to PFD or its designee, each piece of sales literature or other promotional material in which the Trust, PIM, any other investment adviser to the Trust, or any affiliate of PIM are named, at least five (5) Business Days prior to its use. No such material shall be used if PFD or its designee reasonably objects to such use within five (5) Business Days after receipts of such material. PFD or its designee shall notify the Company within five (5) Business Days of receipt of its approval or disapproval of such materials.

     4.2 The Company shall not make any representation on behalf of the Trust, PIM, any other investment adviser to the Trust or any affiliate of PIM and shall not give any information on behalf of the Trust, PIM, any other investment adviser to the Trust, or any affiliate of PIM or concerning the Trust or any other such entity in connection with the sale of the Contracts other than the information contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented form time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, PIM, PFD or their respective designees, expect with the permission of the Trust, PIM or their respective designees. The Trust, PIM, PFD or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, PIM, PFD or any of their affiliates which is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust, PIM, PFD nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     4.3 PFD shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least five (5) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material. The Company shall notify PFD within five (5) Business Days of receipt of its approval or disapproval of such materials.

     4.4 The Trust, PIM and PFD shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts in connection with the sale of the Contracts other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4 is neither intended to designate nor otherwise imply that PIM is an underwriter or distributor of Contracts.

     4.5 The Company and all the Trust shall provide, or shall cause to be provided, to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts, or to the Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6 For purposes of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone, electronic messages or tape recording, videotape display, signs or billboards, motions pictures, or other public media, including, for example, on-line networks such as the Internet or other electronic media), and sales literature (such as brochures, electronic messages, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees, and shareholder reports, proxy materials (including solicitations for voting instructions0 and any other material constituting sales literature or advertising under the NASDR Conduct Rules, the 1933 Act or the 1940 Act. However, such phrase "sales literature or other promotional material" shall not include any material that simply lists the names of Portfolios of the Trust in a list of investment options.

     4.7 At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data, access to operating procedures that may be reasonably requesting in connection with compliance and regulatory requirements related to the Agreement or any party's obligations under this Agreement.

     4.8 Subject to the terms of Section 4.1 and 4.2 of this Agreement, the Trust (and its Portfolios), PIM and PFD hereby each consents in connection with the marketing of the Contracts to the Company's use of their names or other identifying marks, including PIONEER INVESTMENTS(R) and Pioneer's sail logo, in connection with the marketing of the Contracts. The Trust, PIM or PFD or their affiliates may withdraw this authorization as to any particular use of any such name or identifying mark at any time: (i) upon a reasonable determination that such use would have a material adverse effect on its reputation or marketing efforts or its affiliates or (ii) if any of the Portfolios of the Trust cease to be available through the Company. Except as set forth in the previous sentence, the Company will not cause or permit, without prior written permission, the use, description or reference to a Pioneer party's name, or to the relationship contemplated in this Agreement, in any advertisement, or promotional materials or activities, including without limitation, any advertisement or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.

ARTICLE V. FEES AND EXPENSES

     5.1 Neither the Trust, PIM nor PFD shall pay any fee or other compensation to the Company under this Agreement, other than pursuant to Schedule B attached hereto, and the Company shall pay no fee or other compensation to the Trust, PIM or PFD under this Agreement. Notwithstanding the foregoing, the parties hereto will bear certain expenses under the provisions of this Agreement and shall reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts pursuant to this Agreement.

     5.2 The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notice required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of attributing the Trust's prospectuses, reports to Shareholders and proxy material to owners of contracts and participants funded by the Shares and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust shall not bear any expenses of marketing the Contracts.

     5.3 The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Contracts and of distributing the Trust's Shareholders reports to Contract owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws ; the cost of preparing, printing and distributing the Contract prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Contract owners as required by state insurance laws.

     5.4 The Company agrees to provide certain administrative services, specified in Schedule B attached hereto, in connection with the arrangements contemplated by this Agreement. The parties intend that the services referred to in the Section 5.4 be recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative serves and are not the services of an underwriter or principal underwriter of the Trust and the Company is not an underwriter for Shares within the meaning of the 1933 Act.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

     6.1 The Trust and PIM represent and warrant that each Portfolio of the Trust in which an Account invests will meet the diversification requirements of Section 817(h)(1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio.

     6.2 The Trust and PIM represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualifications (under Subchapter M or any successor or similar provisions).

     6.3  No Shares of the Trust will be sold directly to the general public.

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS

     7.1 The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including:
          (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The

          Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.

     7.2 The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the mixed and Shared Funding Exemptive Order by providing the Board, as it ay reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to an including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners (e.g., annuity contract owners, life insurance owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

     7.3 A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

     7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instruction sand that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the

          Trust and terminate his Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Trust's independent trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six-month period PFD and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     7.5 If material irreconcilable conflict arises because of particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trust's Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Trust's Board. Until the end of the foregoing six (6) month period, the Trust and PFD shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.2 to establish a new funding medium for the contracts if an offer to do so has been declined by vote of a majority of the Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent trustees.

     7.7 IF and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(t), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

     8.1  INDEMNIFICATION BY THE COMPANY

          The Company agrees to indemnify and hold harmless the Trust, PIM, PFD, any affiliates of PIM, and each of their respective directors, trustees, officers and each person, if any, who controls the Trust or PIM within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, acquisition of an investment in the Trust shares or the Contracts and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with the information furnished to the Company or its designee by or on behalf of the Trust, PIM or PFD for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

          (b) arise out of or as a result of statements or representations not supplied by the Company or its designee, or persons under its control (other than statements or representations contained in the Trust's registration statement, prospectus, statement of additional information or in sales literature or other promotional material of the Trust and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

          (c) arise out of any untrue statement or alleged untrue statement of material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

          (d) arise out of or result from any material breach of any representation and/or warrant made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

          (e) arise as a result of any failure by the Company to perform any of its obligations under this Agreement;

     as limited by and in accordance with the provision of this Article VIII.

     8.2  INDEMNIFICATION BY PIM AND PFD

          PIM and PFD agree to indemnify and hold harmless the Company and Policy Underwriter and each of their trustees and officers and each person, if any, who controls the Company or Policy Underwriter within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which any Indemnified party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Contracts and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, PIM, PFD or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the Contract's registration statement, prospectus, statement of additional information or in sales literature or other promotional material for the Contracts not supplied by the Trust, PIM, PFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust, PIM, PFD or persons under their control, with respect to the sale or distribution of the Contracts or Shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust, PIM or PFD; or

          (d) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

          (e) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

          (f) arise as a result of any failure by PIM or PFD to perform any of their respective obligations under this Agreement;

     as limited by and in accordance with the provisions of this Article VIII.

     8.3 In no event shall the Trust, PIM or PFD be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

     8.4 Neither the Company, the Trust, PIM nor PFD shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     8.5 Promptly after receipt by an Indemnified Party under this Section 8.5 of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party to the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice form the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     8.6 A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provision contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

     9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

     9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. NOTICE OF FORMAL PROCEEDINGS OR LITIGATION

          The Trust, PIM, PFD and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares. Each of the parties further agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of Shares. The indemnification provision contained in this Article X shall survive any termination of this Agreement.

ARTICLE XI. TERMINATION

     11.1 This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

          (a) at the option of any party upon six (6) month's advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

          (b) at the option of the Company to the extent that the Shares or Portfolios are not reasonably available to meet the requirements of the Contracts or are not "appropriate funding vehicles" for the Contracts, as a reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Contract owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust by the Company; or

          (c) at the option of the Trust, PIM or PFD upon institution of formal proceedings against the Company by the NADSD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares; provided that the party terminating this Agreement under this provision shall give notice of such termination to the other parties to this Agreement; or

          (d) at the option of the Company upon institution of formal proceedings against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the duties of the Trust, PIM or PFD under this Agreement or related to the sale of the Shares; provided that the party terminating this Agreement under this provision shall give notice of such termination to the other parties to this Agreement; or

          (e) at the option of the Company, the Trust, PIM or PFD upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Contracts for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (3) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or

          (f) at the option of the Trust, PIM or PFD by written notice to the Company, if any one or all of the Trust, PIM or PFD respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial conditions, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (g) at the option of the Company by written notice to the Trust, PIM or PFD, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, PIM or PFD has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (h) at the option of any party to his Agreement, upon another unaffiliated party's material breach of any provision of or representation contained in this Agreement; or

          (i) at the option of the Trust, PIM, PFD or Company, upon a party's material breach of any provision of or representation contained in this Agreement.

     11.2 The notice shall specify the Portfolio or Portfolios, Contracts and, if applicable, the Accounts as to which the Agreement is to be terminated.

     11.3 It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for a cause or for no cause.

     11.4 Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Contracts (as opposed to the Shares attributable to the Company's assets held in the Accounts) , and the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts, until thirty (3) days after the Company shall have notified the Trust of its intention to do so.

     11.5 Notwithstanding any termination of this Agreement, the Trust and PFD shall, at the option of the Company, continue for a period not exceeding six (6) months to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "existing Contracts"), except as otherwise provided under Article VII of this Agreement; provided, however, that in the event of a termination pursuant to Section 11.1 (c), (f), or (h), the Trust, PIM and PFD shall at their option have the right to terminate immediately all sales of Shares to the Company. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investment under the Contracts, redeem investments in any Portfolio and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

     11.6 Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify the other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XII. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

          If to the Trust:

               PIONEER VARIABLE CONTRACTS TRUST
               c/o Hale and Dorr
               60 State Street
               Boston, Massachusetts 02109
               Attn: Joseph P. Barri, Secretary

          If to the Company:

               THE TRAVELERS LIFE AND ANNUITY COMPANY
               One Tower Square
               Hartford, CT 06183

               Attn: Kathleen McGah, Deputy General Counsel

         If to PIM:

               PIONEER INVESTMENT MANAGEMENT, INC.
               60 State Street
               Boston, Massachusetts 02109
               Attn: Elizabeth A. Watson, Senior Counsel

          If to PFD:

               PIONEER FUNDS DISTRIBUTOR, INC.
               1 Cabot Road
               Medford, Massachusetts 02155
               Attn: William A. Misata, Senior Vice President

ARTICLE XIII. MISCELLANEOUS

     13.1 Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as confidential in writing by any party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such other confidential information without the express written consent of the affected party until such time as it may come into the public domain. Notwithstanding anything to the contrary in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

          (a) "Confidential Information" includes without limitation all information regarding the customers of the Company, the Trust, PIM, PFD or any of their subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

          (b) Neither the Company, the Trust, PIM or PFD may disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Company, the Trust, PIM or PFD as set forth in this Agreement; and the Company, the Trust, PIM and PFD agree to cause their employees, agents and representatives, or any other party to whom the Company, the Trust, PIM or PFD may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

          (c) The Company, the Trust, PIM and PFD agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security and integrity of such information, and to protect against unauthorized access to, or use of, confidential Information that could result in substantial harm or inconvenience to any of the customers of the Company or any of its subsidiaries, affiliates or licenses; the Company, the Trust, PIM and PFD further agree to cause all their respective agents, representatives or subcontractors, or any other party to whom they provide access to or disclose Confidential Information, to implement appropriate measures to meet the objectives set forth in this Section 13.1

          13.2 The captions in this Agreement are included for convenience of reference only and in no away define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          13.3 This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

          13.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          13.5 The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

          13.6 Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

          13.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          13.8 A copy of the Trust's Certificate of Trust is on file with the Secretary of State of Delaware. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assts and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

          13.9 Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then, such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          13.10 This Agreement of any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

          13.11 The Trust, PIM and PFD agree that the obligations assumed by the Company shall be limited in any case to the Company and its assets and neither the Trust, PIM nor PFD shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

          13.12 No provisions of the Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between PIM and the Trust and PFD and the Trust.

          13.13 This Agreement, including any Schedules hereto, may be amended only by a written instrument executed by each party hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

THE TRAVELERS LIFE AND                  THE TRAVELERS INSURANCE COMPANY
ANNUITY COMPANY

By its authorized officer,              By its authorized officer,


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
Title:                                  Title:
Date:                                   Date:


                                        PIONEER VARIABLE CONTRACTS TRUST,
                                        ON BEHALF OF THE PORTFOLIOS
                                        By Its authorized officer and not
                                        individually,


                                        By:
                                            ------------------------------------
                                            Joseph P. Barri
                                            Secretary
                                            Date:


                                        PIONEER INVESTMENT MANAGEMENT, INC.
                                        By its authorized officer,


                                        By:
                                            ------------------------------------
                                            Daniel T. Geraci
                                            President and Chief Executive
                                            Officer
                                            Date:


                                        PIONEER FUNDS DISTRIBUTOR, INC.
                                        By its authorized officer,


                                        By:
                                            ------------------------------------
                                            William A. Misata
                                            Senior Vice President
                                            Date:

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                              As of January 2, 2002

         Name of Separate                                        Portfolios and
         Account and Date              Contracts Funded         Class of shares
Established by Board of Directors    By Separate Account     Available to Contracts
----------------------------------   -------------------   --------------------------
 Travelers Separate Account PFII       Variable Annuity    Pioneer Fund VCT Portfolio
for Variable Annuities established                                 (Class II)
                on
                                                            Pioneer Mid Cap Value VCT
                                                               Portfolio (Class II)

SCHEDULE B

FEES TO THE COMPANY

1.   Administrative Services

     Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Trust or PFD. The Company will provide properly registered and licensed personnel and any systems needed for all Contract owners servicing and support for both fund and annuity and life insurance information and questions, including:

     - Communicate all purchase, withdrawal, and exchange orders it receives from its customers to PFD;

     -    Respond to Contract owner and participant inquiries;

     - Delivery of both Trust and Contract prospectuses as required under applicable law;

     -    Entry of initial and subsequent orders;

     -    Transfer of cash to Portfolios;

     -    Explanations of Portfolio objectives and characteristics;

     -    Entry of transfer between Portfolios;

     -    Portfolio balance and allocation inquiries; and

     -    Mail Trust proxies.

2.   Administrative Service Fees

     For the administrative services set forth above, PIM or any of its affiliates shall pay a servicing fee based on the annual rate of 0.25% of the average aggregate net daily assets invested in the Class I Shares of the Portfolios and 0.25% of the average aggregate net daily assets invested in the Class II Shares of the Portfolios through the Accounts at the end of each calendar quarter. Such payments will be made to the Company within thirty (3) days after the end of each calendar quarter. Such fees shall be paid quarterly in arrears. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Company will calculate the asset balance on each day on which the fee is to be paid pursuant to this Agreement with respect to each Portfolio for the purpose of reconciling its calculation of average aggregate net daily assets with PIM's calculation. Annually (as of December 31) or upon reasonable request of PIM, Company will provide PIM a statement showing the number of subaccounts in each Class of Shares of each Portfolio as of the most recent calendar quarter end.

3.   12b-1 Distribution Related Fees (Class II Shares Only)

     In accordance wit the Portfolio's plans pursuant to Rule 12b-1 under the Investment company Act of 1940, PFD will make payments to the Company at an annual rate of 0.25% of the average daily net assets invested in the Class II shares of the Portfolios through the Accounts in each calendar quarter. PFD will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement

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showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Rule 12b-1 distribution related fees will be paid to the Company for as long as the Accounts own any Shares of a Portfolio and (i) distribution related services are being provided pursuant to this Agreement and (ii) a Rule 12b-1 plan is in effect with respect to such Portfolio.